Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use and incorporation by reference in this Registration Statement on Form N-14 of our report dated October 27, 2009, relating to the financial statements and financial highlights of BlackRock Fundamental Growth Fund, Inc. (the “Fund”) appearing in the Annual Report of the Fund for the year ended August 31, 2009, and to the references to us under the headings “Other Service Providers – Independent Registered Public Accounting Firm”, “Financial Highlights” and “Agreement and Plan of Reorganization – Representations and Warranties” in the Combined Prospectus/Proxy Statement and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in the Prospectus of the Fund dated December 29, 2009, which is also part of such Registration Statement,

/s/ Deloitte & Touche LLP

Princeton, New Jersey

March 5, 2010